Exhibit 99.1

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of August 27, 2008, is entered into by and among the financial institutions signatory hereto (each a “Lender” and collectively the “Lenders”), BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, “Agent”), NAUTILUS, INC., a Washington corporation (“US Borrower”), and NAUTILUS INTERNATIONAL S.A., a Swiss private share company (“Swiss Borrower”, and together with US Borrower, collectively, “Borrowers”).

RECITALS

A. Borrowers, Agent and the Lenders have previously entered into that certain Loan and Security Agreement dated as of January 16, 2008 (as amended, supplemented, restated and modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B. Borrowers, Agent and the Lenders now wish to amend the Loan Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Loan Agreement.

(a) The definition of “Excess Availability” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Excess Availability: on any date of determination, an amount equal to the amount calculated under clause (b) of the definition of Borrowing Base, minus the principal balance of all Revolver Loans, minus any payables unpaid for more than 60 days after the original invoice date, and minus book overdrafts.”

(b) The definition of “Revolver Commitment” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Revolver Commitment: for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1(a), or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party. “Revolver Commitments” means the aggregate amount of such commitments of all Lenders, in all cases, as such Revolver Commitments may be increased pursuant to Section 2.1.7.”

(c) Section 2.1.7(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Provided there exists no Default or Event of Default, upon notice to Agent (which shall promptly notify the Lenders), Borrowers may request an increase in the Revolver Commitments to an amount not more than $65,000,000, in the aggregate. At the time of sending such notice, Borrowers (in consultation with Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than 10 Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify Agent within such time period whether or not it agrees to increase its Commitment with respect to Loans and Letters of Credit and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase such Commitment. Agent shall notify Borrowers and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of the requested increase, Agent may or Borrowers may, with the prior consent of Agent, invite additional lending institutions that constitute Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to Agent and its counsel.”

(d) Schedule 1.1(a) of the Loan Agreement is hereby amended and replaced with Schedule 1.1(a) hereto.

2. Amendment to Third Amendment. Reference is hereby made to that certain Third Amendment to Loan and Security Agreement and Consent dated as of May 5, 2008, by and among Borrowers, Agent and the Lenders (the “Third Amendment”). Section 2 of the Third Amendment is hereby amended and restated in its entirety to read as follows:

“Agent and the Lenders hereby consent to the Stock Repurchase and agree that the Stock Repurchase shall not constitute a prohibited Distribution under the Loan Agreement so long as: (i) no Default or Event of Default exists at the time the Stock Repurchase is consummated or would occur as a result of the Stock Repurchase; and (ii) for the period of 30 days prior to the Stock Repurchase and after giving effect to the Stock Repurchase, Excess Availability is not less than: (A) for the period of July 31, 2008, through October 31, 2008, an amount equal to the sum of $20,000,000, plus the amount calculated under clause (b)(ii) of the definition of Inventory Formula Amount, and (B) $25,000,000 at all times thereafter.”

3. Effectiveness of this Amendment. The following shall have occurred before this Amendment is effective:

(a) Amendment. Agent shall have received this Amendment fully executed in a sufficient number of counterparts for distribution to all parties.

(b) Representations and Warranties. The representations and warranties set forth herein must be true and correct.

(c) No Default. No event has occurred and is continuing that constitutes an Event of Default.

(d) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

4. Representations and Warranties. Each Borrower represents and warrants as follows:

(a) Authority. Such Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by such Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b) Enforceability. This Amendment has been duly executed and delivered by such Borrower. This Amendment and each Loan Document to which such Borrower is a party (as amended or modified hereby) is the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, and is in full force and effect.

(c) Representations and Warranties. The representations and warranties contained in each Loan Document to which such Borrower is a party (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d) Due Execution. The execution, delivery and performance of this Amendment are within the power of such Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

(e) No Default. No event has occurred and is continuing that constitutes an Event of Default.

5. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without giving effect to any conflict of law principles (but giving effect to Federal laws relating to national banks). The consent to forum and arbitration provisions set forth in Section 14.14 of the Loan Agreement are hereby incorporated in this Amendment by reference.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or a substantially similar electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or a substantially similar electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

7. Reference to and Effect on the Loan Documents.

(a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b) Except as specifically amended above, the Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Agent and the Lenders.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

8. Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

9. Estoppel. To induce Lenders to enter into this Amendment and to continue to make advances to Borrowers under the Loan Agreement, each Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of such Borrower as against Agent or any Lender with respect to the Obligations.

10. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

11. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS

NAUTILUS, INC., a Washington corporation

By:	/s/ Kenneth L. Fish

Name:	Kenneth L. Fish

Title:	CAO

NAUTILUS INTERNATIONAL S.A., a Swiss private share company

By:	/s/ Wayne M. Bolio

Name:	Wayne M. Bolio

Title:	Senior Vice President Legal

AGENT AND LENDERS

BANK OF AMERICA, N.A., as Agent and as sole Lender

By:	/s/ Robert M. Dalton

Name:	Robert M. Dalton

Title:	Vice President

SCHEDULE 1.1(a)

to

Loan and Security Agreement

COMMITMENTS OF LENDERS

Bank of America, NA:

Revolver Commitment:	$40,000,000
Total Commitments:	$40,000,000